AMENDMENT NO. 4 TO CREDIT AGREEMENT

        This Amendment, dated as of September 24, 2003 (this “Amendment”), is by and among Footstar, Inc. (the “Lead Borrower”) and Footstar Corporation (collectively, with the Lead Borrower, the “Borrowers”), the financial institutions named as parties hereto as lenders (the “Lenders”), Fleet National Bank, as swingline lender and as administrative agent (in such capacity, the “Administrative Agent”), Fleet Retail Finance Inc., as collateral agent (in such capacity, the “Collateral Agent”), Congress Financial Corporation and Wells Fargo Retail Finance, LLC, as syndication agents (in such capacity, the “Syndication Agents”) and JPMorgan Chase Bank, as documentation agent (in such capacity, the “Documentation Agent”).

        WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent, the Syndication Agents and the Documentation Agent are parties to that certain Credit Agreement dated as of October 18, 2002 (as amended, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Credit Agreement.

        WHEREAS, the Borrowers have requested an increase in the Term Loan Commitment from the Term Lender and the Administrative Agent and the Lenders are willing to consent to the same, subject to the terms and conditions of this Amendment.

        NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:

        1.     Amendments to Credit Agreement.

(a) Definitions

1. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties as follows:

“Applicable Margin” means

(a) from and after September 24, 2003 until the first Adjustment Date identified below, the Applicable Margin for Revolving Loans which are Base Rate Loans and for Revolving Loans which are Eurodollar Loans shall be deemed to be Level II pricing as set forth in the Pricing Grid attached hereto as Schedule 1.1(a).

(b) from and after the first day of each fiscal quarter of the Borrowers (beginning with the fiscal quarter commencing on January 4, 2004) (each, an “Adjustment Date”), subject to the provisions of paragraphs (a) above and (c) below, the Applicable Margin shall be determined from such Pricing Grid, based upon the average Excess Availability for the most recently ended fiscal quarter of the Borrowers (as determined by the Administrative Agent); provided, however, notwithstanding anything to the contrary, upon the occurrence of an Event of Default, the Applicable Margin shall be immediately increased to Level I and interest shall be determined in the manner set forth in Section 2.10.

(c) No downward adjustment of the Applicable Margin hereunder shall be permitted if there shall exist any Default or Event of Default at the time of such proposed downward adjustment.

“Borrowing Base” means, at any time of calculation by the Agents, without duplication, an amount equal to the lesser of (a) or (b):

(a)(i) the product of the Receivables Advance Rate times the face amount of Eligible Receivables (as set forth in the most recent Borrowing Base Certificate required to be delivered in accordance with Section 6.1(d)), but excluding the portion of such product in excess of $25,000,000 (or such higher amount up to $40,000,000 during GOB sales to the extent agreed to by the Agents) attributable to the Accounts due from Kmart Corporation or any of its Affiliates; plus

(ii) the lesser of (A) the Appraisal Percentage times the sum of Appraised Value of Eligible Inventory other than GOB Inventory, the Appraised Value of Eligible In-Transit Inventory, and the Appraised Value of Eligible GOB Inventory Amount (in each case, net of Inventory Reserves applicable thereto) or (B) the applicable Inventory Advance Rate times the sum of the Cost of Eligible Inventory other than GOB Inventory (net of Inventory Reserves applicable thereto) and the Cost of Eligible In-Transit Inventory (net of Inventory Reserves applicable thereto) (in each case as set forth in the most recent Borrowing Base Certificate required to be delivered in accordance with Section 6.1(d)) and the Eligible GOB Inventory Amount (net of Inventory Reserves applicable thereto) calculated as of the most recent GOB Calculation Date; plus

(iii) the L/C Inventory Advance Rate times Eligible L/C Inventory (net of Inventory Reserves applicable thereto) (as set forth in the most recent Borrowing Base Certificate required to be delivered in accordance with Section 6.1(d)); plus

(iv) the Incremental Term Loan Availability; minus

(v) the amount of the Kmart Reserve; minus

(vi) the amount of all Availability Reserves; minus

(vii) the amount of the Real Estate Sales Reserve;

provided however, that at any time when the outstanding principal amount of the Term Loan is less than or equal to $70,000,000, this clause (a) of the Borrowing Base shall be calculated without the inclusion of the Incremental Term Loan Availability amount.

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OR

(b)(i) the product of the Receivables Advance Rate times the face amount of Eligible Receivables (as set forth in the most recent Borrowing Base Certificate required to be delivered in accordance with Section 6.1(d)), but excluding the portion of such product in excess of $25,000,000 (or such higher amount up to $40,000,000 during GOB sales to the extent agreed to by the Agents) attributable to the Accounts due from Kmart Corporation or any of its Affiliates; plus

(ii) the Term Loan Appraisal Percentage times the sum of Appraised Value of Eligible Inventory other than GOB Inventory, the Appraised Value of Eligible In-Transit Inventory, and the Appraised Value of Eligible GOB Inventory Amount (in each case, net of Inventory Reserves applicable thereto); plus

(iii) the L/C Inventory Advance Rate times Eligible L/C Inventory (net of Inventory Reserves applicable thereto) (as set forth in the most recent Borrowing Base Certificate required to be delivered in accordance with Section 6.1(d)); minus

(iv) the amount of the Kmart Reserve; minus

(v) the amount of all Availability Reserves; minus

(vi) the amount of the Real Estate Sales Reserve.

“Cash Control Event” means, at all times, the period from September 24, 2003 until the termination of the Commitments, the indefeasible payment of the Loans in full in cash and the termination of this Credit Agreement.

“Consolidated Adjusted Income” means, for any Calculation Period, the Consolidated Net Income (or loss) from operations of the Lead Borrower and its Subsidiaries, increased for the non-cash portion of any extraordinary losses or restructuring charges or, without duplication, severance expenses, or reduced for extraordinary gains or reversals of restructuring charges or, without duplication, severance expenses taken, in each case to the extent expensed or included in determining such Consolidated Net Income for such Calculation Period, determined in each case on a consolidated basis in accordance with GAAP, providedthat (A)(i) up to $5,000,000 in the aggregate with respect to fiscal year 2003 and the fiscal quarters ending April 3, 2004 and July 3, 2004 may be added back to Consolidated Adjusted Income to the extent expensed as a non-cash expense in determining Consolidated Net Income for fiscal year 2003 and for such first two fiscal quarters of fiscal year 2004 with respect to severance obligations to Persons other than as provided under clause (ii) below, and (ii) up to $5,000,000 in the fiscal quarter ending September 27, 2003 may be added back to Consolidated Adjusted Income to the extent expensed as a non-cash expense in determining Consolidated Net Income for such fiscal quarter with respect to severance obligations to senior management of the Lead Borrower, and (B) the cash effect from all non-cash adjustments from prior periods shall be recognized and deducted from Consolidated Net Income in future fiscal periods to the extent paid or received in such future fiscal periods.

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“GOB Discount Amount” means 600 of the weighted average discount as of the GOB Calculation Date offered at retail to customers, expressed as a percentage, multiplied times the GOB Inventory Amount.

“Required Lenders” shall mean, at any time, Lenders having Commitments in excess of 50% of the Total Commitments, or if the Commitments have been terminated, Lenders whose percentage of the outstanding Credit Extensions (after settlement and repayment of all Swingline Loans by the Revolving Lenders and after taking into account each Revolving Lender’s Revolving Commitment Percentage of the Letter of Credit Outstandings) aggregate in excess of 50% of all such Credit Extensions; provided however, that if the consenting Lenders include Fleet and the Term Lender, then “Required Lenders” shall mean the lesser of (a) three Revolving Lenders and the Term Lender, or (b) two Revolving Lenders and the Term Lender having Commitments in excess of 55% of the Total Commitments, or if the Commitments have been terminated, two Revolving Lenders and the Term Lender whose percentage of the outstanding Credit Extensions (after settlement and repayment of all Swingline Loans by the Revolving Lenders and after taking into account each Revolving Lender’s Revolving Commitment Percentage of the Letter of Credit Outstandings) aggregate in excess of 55% of all such Credit Extensions.

“Reserves”means all (if any) Inventory Reserves, Availability Reserves, the Real Estate Sales Reserve and the Kmart Reserve.

“Term Loan Fee Letter” means collectively, the letter entitled “Term Loan Fee Letter” among the Borrowers and the Term Lender dated as of the date of this Agreement, and the letter entitled “Term Loan Fee Letter” among the Borrowers and the Term Lender dated as of September 12, 2003, in each case as may from time to time be amended by the parties thereto.

“Term Loan Yield Revenue” means all amounts which are (or would be) payable on account of the Term Loan Interest Rate (as if all interest were paid in cash on the applicable Interest Payment Date) and all Term Loan Commitment Fee amounts, each with respect to the Term Loan.

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2. The following new definitions are added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Incremental Term Loan Availability” means the amount from time to time equal to the then outstanding balance under the Term Loan in excess of $70,000,000.

“Real Estate Sales Reserve” means a reserve as determined by the Agents from time to time in an amount equal to 65% of the aggregate Net Proceeds received from any and all sales of or other dispositions of Real Estate and any and all sale-leaseback transactions involving Real Estate (up to a maximum Real Estate Sale Reserve amount of $15,000,000).

“Term Loan Appraisal Percentage” means 92%.

“Term Loan Commitment Fee” means collectively, the Term Loan Commitment Fee, the Amendment Fee and the Commitment Fee, each as defined in the Term Loan Fee Letter.

3. The definitions of “Leverage Ratio” and “Interest Coverage Ratio” contained in Section 1.1 of the Credit Agreement are hereby deleted in their entireties.

4. The definition of “Consolidated EBITDA” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the last sentence thereof.

5. The definition of “Rental Expense” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the last sentence thereof.

(b) Section 2.18(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) If at any time the amount of the Credit Extensions exceeds the lower of (i) the sum of the Revolving Commitments (or if the Revolving Commitments are terminated, the outstanding principal balance of the Revolving Loans and the Letter of Credit Outstandings) and the outstanding principal balance of the Term Loan, and (ii) the then amount of the Borrowing Base (whether or not caused by the existence or establishment of any Reserve hereunder), the Borrowers will immediately upon notice from the Administrative Agent (A) prepay the Revolving Loans in an amount necessary to eliminate such excess, with payments first being applied to Swingline Loans and then to Revolving Loans, and (B) if, after giving effect to the prepayment in full of all outstanding Revolving Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the Letters of Credit Outstanding, and (C) if, after giving effect to the prepayment in full of all Revolving Loans and the cash collateralization of all Letters of Credit Outstanding, such excess has not been eliminated, prepay the Term Loan in an amount necessary to eliminate such excess.”

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(c) Section 3.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 3.1 The Term Loan. Subject to the satisfaction of the provisions of Article V hereof and other conditions set forth in this Agreement, as amended from time to time, the Borrowers shall borrow from the Term Lender, and the Term Lender shall lend to the Borrowers, the sum of the aggregate amount of the Term Loan Commitments (the “Term Loan”), repayable with interest as provided herein. As of September 24, 2003, $70,000,000 in principal amount of the Term Loan has been borrowed by the Borrowers and is outstanding. On or about September 24, 2003, an additional principal advance of $20,000,000 on the Term Loan shall be made by the Term Lender, provided that certain closing conditions are satisfied to the reasonable satisfaction of the Term Lender or waived in writing by the Term Lender. The proceeds of the initial $70,000,000 advance of the Term Loan has been used solely towards the retirement of existing Indebtedness of the Borrowers and to pay transaction costs, and the proceeds of the subsequent $20,000,000 advance of the Term Loan shall be used solely for working capital and other general corporate purposes permitted hereunder.”

(d) Section 3.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 3.3 Payment of Principal of the Term Loan. (a) The Borrowers may not prepay all or any portion of the Term Loan prior to May 24, 2004. During the period after May 24, 2004 but prior to the Termination Date, provided no Default or Event of Default exists before or after giving effect to such prepayment, the Borrowers may (i) prepay up to $20,000,000 or any lesser portion of the Term Loan if (A) immediately before and after giving effect to such prepayment, Excess Availability on the date of such prepayment and for the 30-day period immediately prior to the date of such prepayment is no less than $40,000,000 and at least $70,000,000 in Term Loan principal will remain outstanding after such prepayment; and (B) immediately before and after giving effect to such prepayment, for the six-month period immediately succeeding the date of such prepayment, Excess Availability on a projected proforma (reasonably acceptable to the Agents) six-month basis at all times is no less than $40,000,000, and (ii) prepay all or any remaining portion of the Term Loan if (A) immediately before and after giving effect to such prepayment, Excess Availability on the date of such prepayment and for the 30-day period immediately prior to the date of such prepayment is no less than (I) $40,000,000 if $25,000,000 or more but less than $70,000,000 in Term Loan principal will remain outstanding after such prepayment, or (II) $50,000,000 if less than $25,000,000 in outstanding principal of the Term Loan will remain outstanding after such prepayment; and (B) immediately before and after giving effect to such prepayment, for the twelve-month period immediately succeeding the date of such payment, Excess Availability on a projected proforma(reasonably acceptable to the Agents) twelve-month basis at all times is no less than (I) $40,000,000 if $25,000,000 or more but less than $70,000,000 in Term Loan principal will remain outstanding after such prepayment, or (II) $50,000,000 if less than $25,000,000 in outstanding principal of the Term Loan will remain outstanding after such prepayment. Any payment or prepayment of the Term Loan shall permanently reduce the Term Loan Commitments by a like amount and may not be reborrowed. Partial prepayments of the Term Loan shall be in an aggregate principal amount of $2,500,000 or an integral multiple of $500,000 in excess thereof.

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(b) In the event that all or any portion of the Term Loan is prepaid prior to the Term Maturity Date (whether pursuant to Section 3.3(a) hereof, as a result of the acceleration or deemed acceleration of the Obligations, or otherwise), the Borrowers shall pay the Term Lender, contemporaneously with such prepayment, an early termination fee (the “Term Loan Early Termination Fee”) in an amount equal to (i) the difference between the Term Loan Yield Revenue through May 24, 2004 and the actual amount of interest on, and Term Loan Commitment Fee with respect to, the Term Loan paid by the Borrowers in cash during such period (but in no event less than zero) (ii) multiplied by .50. The Term Loan Early Termination Fee (A) shall be pro rated in the event of any partial repayment of the Term Loan, (B) shall be calculated only with respect to the portion of the Term Loan so prepaid, and (C) shall constitute liquidated damages for the loss of the bargain and not a penalty. Notwithstanding the foregoing to the contrary, the Term Loan may be prepaid in whole or in part subsequent to May 24, 2004 without the payment of the Term Loan Early Termination Fee or any other prepayment premium or penalty.

(c) The Borrowers shall repay the then entire unpaid balance of the Term Loan, all accrued and unpaid interest and fees thereon and all other Obligations in cash on the Term Maturity Date.”

(e) Section 6.1 of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 6.1(l), substituting a semi-colon for the period at the end of Section 6.1(m), and inserting the following new subsections (n), (o) and (p) at the end thereof:

“(n) (i) on or before December 12, 2003, a commercially reasonable, detailed business plan for each month during the Borrowers’ fiscal year ended January 1, 2005, and (ii) on or before December 12, 2004, a commercially reasonable, detailed business plan for each month during the Borrowers’ fiscal year ended December 31, 2005; in each case, such business plans to be reviewed by a third-party consulting firm acceptable to the Administrative Agent, to be in form and substance reasonably satisfactory to the Administrative Agent, and to include, without limitation, (A) projected consolidated and consolidating by division balance sheets and related projected statements of income and cash flows of the Borrowers as of and for each fiscal month and the fiscal year; and (B) projected availability for each fiscal month, all prepared on a consolidated basis in accordance with GAAP consistently applied and consistent with the Borrowers’ current practices;

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(o) within two Business Days after the consummation thereof, a detailed summary of the Net Proceeds received from any sale or other disposition of any Real Estate or any sale-leaseback transaction involving Real Estate; and

(p) concurrently with any delivery of financial statements required under clause (b-1) above (commencing concurrently with the delivery of the Borrowers’ financial statements for the month of October, 2003), a 13-week cash flow statement, each such statement to be in form and substance reasonably satisfactory to the Administrative Agent.”

(f) Section 6.12 of the Credit Agreement is hereby retitled “Additional Subsidiaries; After-Acquired Real Estate” and the following is inserted at the end thereof:

“With respect to any owned fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by any Loan Party, such Loan Party shall promptly (i) execute and deliver a first priority mortgage or deed of trust, as applicable, in favor of the Collateral Agent, for the benefit of the other Secured Parties, covering such real property, (ii) provide the Collateral Agent with (x) title and extended coverage insurance covering such real property in an amount at least equal to the appraised value of such real property as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.”

(g) Section 7.1(v) of the Credit Agreement is hereby amended to delete the following parenthetical: “(including, without limitation, any breach of the Leverage Ratio set forth in Section 7.11(a) after giving effect to such Indebtedness and other additional Indebtedness incurred since the end of the most recent quarter for which the Lenders have received a Compliance Certificate)".

(h) Sections 7.1(vii) and (viii) of the Credit Agreement are each hereby amended to delete the following parenthetical: “(including any breach of the Leverage Ratio set forth in Section 7.11(a) after giving effect to such Indebtedness and other additional Indebtedness incurred since the end of the most recent quarter for which a Compliance Certificate has been received by the Lenders)".

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(i) Section 7.5(e) of the Credit Agreement is hereby amended by inserting the phrase “(including GOB sales)” immediately following the phrase “any other sales of assets”.

(j) Section 7.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Minimum Consolidated EBITDA. The Lead Borrower and its Subsidiaries shall maintain Consolidated EBITDA of at least the amounts set forth below for the periods set forth below:

Period Ending	Minimum Amount

Fiscal quarter ending September 27, 2003	$14,000,000

Two fiscal quarters ending January 3, 2004	$33,000,000

Three fiscal quarters ending April 3, 2004	$40,000,000

Four fiscal quarters ending July 3, 2004	$56,000,000

Four fiscal quarters ending October 2, 2004 and each period of four fiscal quarters thereafter	Minimum Required Consolidated EBITDA (as defined below)

As used herein, ‘Minimum Required Consolidated EBITDA’ shall mean with respect to any period of four fiscal quarters, an amount equal to the lesser of (A) $80,000,000, or (B) the sum of (i) the minimum amount of Consolidated EBITDA required hereunder for the immediately preceding period of four fiscal quarters, plus (ii) $6,000,000. The calculations set forth in this subsection 7.11(a) shall exclude the non-cash impact of Borrowers’ treatment of the granting of stock options to employees as an expense pursuant to FAS 123 or any subsequently issued related pronouncements or requirements.”

(k) Section 7.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Maximum Capital Expenditures. Neither the Lead Borrower nor any of its Subsidiaries shall make or agree to make, or incur any obligations with respect to, any Capital Expenditures (excluding Capital Expenditures incurred in connection with Permitted Acquisitions) in excess of $46,000,000 in any fiscal year, plus with respect to each such fiscal year after the fiscal year ended January 3, 2004, the unused portion, if any, of up to 50% of the maximum base Capital Expenditures amount for the immediately preceding fiscal year (the “Carryforward Amount”), without giving effect to any Carryforward Amount included therein. For purposes of determining the Carryforward Amount in any fiscal year, Capital Expenditures shall first be applied to reduce any Carryforward Amount from the immediately preceding fiscal year and then to reduce the maximum amount specified herein.”

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(l) Section 7.11(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Excess Availability. The Lead Borrower and its Subsidiaries shall have no less than (i) $30,000,000 of Excess Availability at all times during the period from December 22 of each year through the later of (A) February 15 of the immediately succeeding year, or (B) the date on which the Borrowers have delivered to the Administrative Agent and the Lenders the internally management-prepared unaudited consolidated balance sheet and related statement of operations, stockholders’ equity and cash flows of the Borrowers as of and for the most recently ended fiscal year, together with a Compliance Certificate for such period; providedhowever that during the Kmart Reserve Period when the minimum Excess Availability requirement equals $30,000,000, (x) at any time the Kmart Reserve is equal to or greater than $30,000,000, there shall be no Excess Availability requirement under this Section 7.11(d), and (y) at any time the Kmart Reserve is less than $30,000,000, the Excess Availability under this Section 7.11(d) shall be $30,000,000 minus the Kmart Reserve then in effect; and (ii) as long as no Default or Event of Default has occurred and is continuing, $20,000,000 of Excess Availability at all other times; providedhowever that during the Kmart Reserve Period when the minimum Excess Availability requirement equals $20,000,000, (x) at any time the Kmart Reserve is equal to or greater than $20,000,000, there shall be no Excess Availability requirement under this Section 7.11(d), and (y) at any time the Kmart Reserve is less than $20,000,000, the Excess Availability under this Section 7.11(d) shall be $20,000,000 minus the Kmart Reserve then in effect (but in no event less than zero).”

(m) Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.13 immediately following Section 9.12 thereof:

“SECTION 9.13 Public Announcements. The Administrative Agent, the Collateral Agent, the Arranger and the Term Lender shall have the right to publicize information in respect of the financing described herein (including their respective roles in the structuring and financing thereof) subject to the Borrowers’ prior reasonable approval of the form and content thereof (which approval shall not be unreasonably withheld, conditioned or delayed).”

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(n) Section 10.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender or increase the Total Commitments above an aggregate amount of $345,000,000 (exclusive of Term Loan PIK Interest) without the written consent of each Lender affected thereby, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments, or the Revolver Maturity Date or the Term Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.18 hereof or Section 5.1, 5.2 or 6.2 of the Borrower Security Agreement or the Guarantor Security Agreement, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2 or the definition of the term “Required Lenders” or “Required Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document, without the written consent of each Lender, (vii) except for sales described in Section 7.5 or as permitted in the Security Documents, release any material portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves (other than the Kmart Reserve which shall require the consent the Required Supermajority Lenders (which consent shall not be deemed furnished if the Term Lender has not consented thereto) to be changed or eliminated and the Real Estate Sales Reserve which shall require the consent of the Required Term Lenders to be changed or eliminated), (ix) change the definition of the term “Excess Availability” as set forth in Section 1.1 without the written consent of each Lender, (x) increase or otherwise change the definition of the Permitted Overadvance, without the written consent of each Lender, (xi) subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the prior written consent of each Lender, or (xii) modify the provisions of Section 7.11(d) without the prior written consent of the Required Supermajority Lenders (which consent shall not be deemed furnished if the Term Lender has not consented thereto), and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents or the Issuing Bank without the prior written consent of the Agents or the Issuing Bank, as the case may be, and providedfurtherthat any amendment or modification to the provisions of Article III, Section 8.2, Section 10.5(b)(ii), Section 10.5(e)(insofar as it relates to the Term Lender) and the definitions of Incremental Term Loan Availability, Term Loan Appraisal Percentage, Term Loan Availability Breach, Term Commitment Percentage, Term Loan Action Event, Term Loan Commitment, Term Loan Commitment Fee and Additional Fees, Term Loan Current Pay Interest, Term Loan Early Termination Fee, Term Loan Fees, Term Loan Fee Letter, Term Loan Interest Rate, Term Loan Payment Breach, Term Loan PIK Interest, Term Loan Standstill Period and Term Loan Yield Revenue and any increase in the Total Commitments above $345,000,000 (exclusive of Term Loan PIK Interest) shall require the prior written consent of the Required Term Lenders.”

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(o) The Pricing Grid contained in Schedule 1.1(a) to the Credit Agreement is hereby deleted and a new Schedule 1.1(a) in the form of Annex A hereto is substituted therefor.

(p) The Pricing Provisions contained in Schedule 1.1(b) to the Credit Agreement are hereby deleted and a new Schedule 1.1(b) in the form of Annex B hereto is substituted therefor.

(q) Schedule 1.1(c) to the Credit Agreement is hereby deleted and a new Schedule 1.1(c) in the form of Annex C hereto is substituted therefor.

(r) The Term Note contained in Exhibit B-3 to the Credit Agreement is hereby deleted and a new Exhibit B-3 in the form of Annex D hereto is substituted therefor.

(s) The Compliance Certificate contained in Exhibit G to the Credit Agreement is hereby deleted and a new Exhibit G in the form of Annex E hereto is substituted therefor.

(t) The Borrowing Base Certificate contained in Exhibit H to the Credit Agreement is hereby deleted and a new Exhibit H in the form of Annex F hereto is substituted therefor.

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2.Amended and Restated Term Note. Contemporaneously herewith, the Borrowers shall issue to the Term Lender an amended and restated Term Note in the form of Annex D attached hereto (the “Amended Note”), which Amended Note shall supercede and replace in its entirety that certain Term Note dated as of October 18, 2002 in the original principal amount of $70,000,000 issued by the Borrowers in favor of the Term Lender and the original Term Note shall be stamped “Cancelled Because Restated” and returned to Borrower. Any and all references in the Credit Agreement or the other Loan Documents to the “Term Note” shall be deemed to mean the Amended Note as amended and restated as of the date hereof.

3. Conditions.

(a) This Amendment shall become effective upon the satisfaction or written waiver of the following conditions precedent:

(i) the Administrative Agent shall have received:

(A) counterparts of this Amendment executed by each of the Lenders, the Administrative Agent and the Borrowers;

(B) the Amended Note executed by the Borrowers;

(C) the executed Acknowledgement and Consent of Guarantors attached hereto;

(D) an executed mortgage or deed of trust, as applicable, (collectively, the “Mortgages”) with respect to the owned Just for Feet parcels of Real Estate located in Knoxville, Tennessee, Hurst, Texas and Orlando, Florida (the “Mortgaged Premises”);

(E) a Mortgagee’s title insurance policy or marked-up unconditional binder for such title insurance (each in form and substance satisfactory to the Administrative Agent), with respect to each of the Mortgaged Premises;

(F) an amendment to the Deed of Trust, together with an appropriate endorsement to the title insurance policy, each in form and substance satisfactory to the Administrative Agent;

(G) the favorable opinions of counsel to the Borrowers covering such matters relating to the transactions contemplated hereby as the Administrative Agent shall reasonably request, each in form and substance satisfactory to the Administrative Agent;

(H) true and complete copies of (i) any required stockholders’ and/or directors’ consents and (ii) any resolutions required for the due authorization of the execution, delivery and performance by the Borrowers of this Amendment, the Amended Note, and the Mortgages certified by a duly authorized officer of the Borrowers;

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(I) an updated Borrowing Base Certificate showing all applicable Reserves, certified as complete and correct on behalf of the Borrowers by a Financial Officer of the Lead Borrower; and

(J) such other supporting documents and certificates as the Administrative Agent, any Lender or their counsel may reasonably request;

(ii) Excess Availability, after giving effect to this Amendment, shall be no less than $23,000,000.

(iii) all representations and warranties contained in this Amendment shall be true and correct in all material respects;

(iv) no event shall have occurred and be continuing which constitutes an Event of Default or a Default;

(v) the Borrowers shall have paid the fees agreed to be paid by the Borrowers in connection with this Amendment; and

(iv) all legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to the Administrative Agent’s counsel.

(b) On or before November 23, 2003, the Administrative Agent shall have received the following:

(i) an updated survey, environmental site assessment and appraisal with respect to each of the Mortgaged Premises and the Real Estate located in Mira Loma, California which is subject to the Deed of Trust; and

(ii) such other supporting documents and certificates related to the Mortgaged Premises as the Administrative Agent, any Lender or their counsel may reasonably request.

The failure of the Borrowers to satisfy the conditions specified in this Section 3(b) on or before November 23, 2003 shall constitute an Event of Default under the Credit Agreement. The conditions specified in this Section 3(b) may be waived, extended and/or amended by the Administrative Agent and the Term Lender in their reasonable discretion.

(c) On or before December 30, 2003, the Administrative Agent shall have received a trademark appraisal on the Thom McAn brand name, in form and substance satisfactory to the Administrative Agent and the Term Lender. The failure of the Borrowers to satisfy the condition specified in this Section 3(c) on or before December 30, 2003 shall constitute an Event of Default under the Credit Agreement. The condition specified in this Section 3(c) may be waived, extended or amended by the Administrative Agent and the Term Lender in their reasonable discretion.

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(d) The Borrowers shall use their reasonable best efforts to obtain the written consent of the holder of the first mortgage on that certain owned parcel of Real Estate located at 933 MacArthur Boulevard, Mahwah, New Jersey (the “New Jersey Parcel”) to the grant by Footstar HQ, LLC a second lien on the New Jersey Parcel in favor of the Collateral Agent for the benefit of the Lenders. The Borrowers shall provide to the Administrative Agent and the Term Lender weekly written updates regarding the steps taken to obtain, and status of, such consent. Within ten (10) days of obtaining such consent, the Borrowers shall provide to the Administrative Agent:

(i) an executed Mortgage with respect to the New Jersey Parcel;

(ii) a Mortgagee’s title insurance policy or marked-up unconditional binder for such title insurance (in form and substance satisfactory to the Administrative Agent) with respect to the New Jersey Parcel;

(iii)	an updated survey, environmental site assessment and appraisal with respect to the New Jersey Parcel; and

(iv) such other supporting documents and certificates related to the New Jersey Parcel as the Administrative Agent, any Lender or their counsel may reasonably request.

4.Reference to and Effect on the Loan Documents. On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified by this Amendment, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified by this Amendment. The Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

5. Accounting Restatement Matter.

(a) Each of the Borrowers represents and warrants that the maximum potential impact to earnings with respect to the Accounting Restatement Matter does not and will not exceed $55,000,000 in the aggregate. In the event such maximum aggregate amount exceeds $55,000,000, such event shall constitute an Event of Default under Section 8.1(c) of the Credit Agreement. Each of the Borrowers further represents and warrants that the Accounting Restatement Matter in the aggregate does not and will not negatively affect the Collateral or the Borrowing Base in any manner and none of the financial covenants set forth in Section 7.11 of the Credit Agreement will be breached with respect to the fiscal quarter ended September 28, 2002 or thereafter as a result of the Accounting Restatement Matter. In the event the Accounting Restatement Matter in the aggregate negatively affects the Collateral or the Borrowing Base or in the event any of such financial covenants are breached (except as specifically temporarily waived herein or as previously waived in writing) as a result of the Accounting Restatement Matter, the same shall constitute an Event of Default under Section 8.1(c) of the Credit Agreement.

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(b) On or before the earlier of: (i) the date by which the Lead Borrower files with the Securities and Exchange Commission its Form 10Q reports for the fiscal quarters ended September 28, 2002, March 29, 2003 and June 28, 2003, respectively, and its Form 10K report for the fiscal quarter ended December 28, 2002, or (ii) October 31, 2003, and concurrently with the delivery of the financial statements for each such fiscal period, the Borrowers shall deliver to the Agent a compliance certificate in the form of Annex G hereto which compliance certificate shall be in lieu of the Compliance Certificate that would otherwise be required under Section 6.1(c) of the Credit Agreement.

6. Miscellaneous.

(a) Representations and Warranties. Each of the Borrowers represents and warrants that:

(i) it is duly organized, validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment, the Amended Note and each of the Mortgages and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment, the Amended Note and each of the Mortgages;

(ii) no consent of any other person, including, without limitation, shareholders, creditors or Subsidiaries of either of the Borrowers, and no action of, or filing with, any governmental or public body or authority, is required to authorize, or is otherwise required in connection with the execution, delivery and performance of, this Amendment, the Amended Note, or any Mortgage;

(iii) this Amendment, the Amended Note, and each of the Mortgages has been duly executed and delivered by a duly authorized officer on behalf of each of the Borrowers, and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable (A) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(iv) the execution, delivery and performance of this Amendment, the Amended Note, and each of the Mortgages will not violate any law, statute or regulation applicable to either of the Borrowers or any order or decree of any court or governmental instrumentality applicable to it, or conflict with, or result in the breach of, or constitute a default under, any of its contractual obligations;

(v) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date, except to the extent the facts upon which such representations and warranties are based may in the ordinary course be changed by transactions or events permitted or not prohibited by the Credit Agreement and except as amended, updated and/or supplemented by the supplemental disclosure schedules attached hereto as Annex H. Since the Closing Date, no event, condition or circumstance has occurred or existed which could reasonably be expected to have a Material Adverse Effect; and

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(vi) without limiting the representations and warranties contained herein, since the Closing Date, none of the Loan Parties have changed their respective jurisdictions of organization.

(b) No Waiver. Nothing herein contained shall constitute a waiver or be deemed to be a waiver, of any existing Default or Event of Default, and the Lenders and the Administrative Agent are entering into this Amendment without prejudice and hereby reserve all rights and remedies granted to them by the Credit Agreement, by the other Loan Documents, by law and otherwise.

(c) Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

(d) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, as of the date first above written.

FOOTSTAR, INC., as a Borrower By: STEPHEN R. WILSON —————————————— Name: Stephen R. Wilson Title: Executive Vice President & C.F.O.

FOOTSTAR, CORPORATION, as a Borrower By: STEPHEN R. WILSON —————————————— Name: Stephen R. Wilson Title: Executive Vice President & C.F.O.

FLEET NATIONAL BANK, as Administrative Agent and as Lender By: KEITH VERCAUTESEN —————————————— Name: Keith Vercautesen Title: Vice President

FLEET RETAIL FINANCE INC., as Collateral Agent By: KEITH VERCAUTESEN —————————————— Name: Keith Vercautesen Title: Vice President

BACK BAY CAPITAL FUNDING LLC By: K.M. O’CONNOR —————————————— Name: K.M. O’Connor Title: Director

CONGRESS FINANCIAL CORPORATION By: DAVID HILL —————————————— Name: David Hill Title: AVP

WELLS FARGO RETAIL FINANCE, LLC By: MICHAEL P. BARANOWSKI —————————————— Name: Michael P. Baranowski Title: Vice President

JPMORGAN CHASE BANK By: DAVID A. PENEGER —————————————— Name: David A. Peneger Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC. By: STEVEN SCHUIT —————————————— Name: Steven Schuit Title: Vice President Team Leader

UPS CAPITAL CORPORATION By: CHARLES JOHNSON —————————————— Name: Charles Johnson Title: SVP

AMSOUTH BANK By: KEVIN R. ROGERS —————————————— Name: Kevin R. Rogers Title: Attorney-In-Fact

NATIONAL CITY BANK By: THOMAS J. McDONNELL —————————————— Name: Thomas J. McDonnell Title: Senior Vice President

ORIX FINANCIAL SERVICES, INC. By: ANDREW KOSOWSKY —————————————— Name: Andrew Kosowsky Title: Vice President

SIEMENS FINANCIAL SERVICES, INC. By: MICHAEL COILEY —————————————— Name: Michael Coiley Title: Senior Vice President, ABL

ANNEX A SCHEDULE 1.1(a) PRICING GRID – REVOLVING LOANS

Level	Average Excess Availability	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans

I	Less than or equal to $30,000,000	2.75%	1.00%

II	Less than or equal to $80,000,000 but greater than $30,000,000	2.50%	0.75%

III	Greater than $80,000,000	2.25%	0.50%

ANNEX B SCHEDULE 1.1(b) PRICING PROVISIONS – TERM LOAN

(a) Subject to the provisions of (c) below, the unpaid principal balance of the Term Loan shall bear interest, until repaid, (i) fixed at fifteen percent (15%) per annum from September 24, 2003 through September 24, 2004 (the “Fourth Amendment Anniversary Date”), and (ii) at the aggregate of the Alternate Base Rate plus eleven percent (11%) per annum thereafter (the “Term Loan Interest Rate”). Interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

(b) Interest on the Term Loan at the Term Loan Interest Rate shall be payable as follows:

(i) Accrued interest on the unpaid principal balance of the Term Loan equal to (A) twelve and three-quarters percent (12.75%) per annum from September 24, 2003 through the Fourth Amendment Anniversary Date and (B) after the Fourth Amendment Anniversary Date, the aggregate of the Alternate Base Rate plus eight and three-quarters percent (8.75%) per annum (“Term Loan Current Pay Interest”) shall be payable monthly in arrears on each Interest Payment Date and on the Term Maturity Date.

(ii) Subject to the provisions of (b)(iii) below, accrued interest on the unpaid principal balance of the Term Loan in excess of the Term Loan Current Pay Interest (which excess is referred to herein as “Term Loan PIK Interest”) shall be payable as follows:

(A) The Borrower shall have the option exercisable by irrevocable written notice to the Administrative Agent and Term Lender made at least three (3) Business Days prior to the relevant Interest Payment Date, to pay all or any part of the Term Loan PIK Interest by adding the same to the principal balance of the Term Loan on the applicable Interest Payment Date.

(B) Term Loan PIK Interest as to which the option provided in (b)(ii)(A) above is not exercised shall be paid in cash on the applicable Interest Payment Date.

(iii) At the direction of the Term Lender, following the occurrence of any Event of Default (and whether or not any of the Obligations have been accelerated), the option provided in (b)(ii)(A) above shall terminate and Term Loan PIK Interest accruing after such Event of Default unless sooner accelerated shall be payable monthly in arrears on each Interest Payment Date and on the Term Maturity Date.

(c) Upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Term Lender, interest shall accrue on the outstanding principal balance of the Term Loan (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Term Loan Interest Rate in effect from time to time plus 3.00% per annum, and such interest shall be payable on demand.

(d) In the event that the Pricing Grid with respect to the Revolving Loans is further amended to increase any interest rates therein (“Rate Increase”) from that provided in this Agreement as of September 24, 2003 or in the event that the Revolving Lenders become entitled to any additional or increased fees or other additional compensation (“Additional Fees”) from those provided in or contemplated by this Agreement as of September 24, 2003, the Term Lender will be entitled to, and there shall take effect (at the same time as such Rate Increase takes effect or such Additional Fees are paid, as applicable, to the Revolving Lenders), (i) an increase in the Term Loan Interest Rate by an amount equal to the amount of such Rate Increase; provided that if such Rate Increase is made in consideration for amending or waiving Section 6.1(a), 6.1(b), 6.1(b-1), 6.1(c), 6.1(n) or Section 7.11, the increase in the Term Loan Interest Rate shall be in an amount equal to the amount of the Rate Increase multiplied by one and three-quarters, and/or (ii) the Term Loan Commitment Fee and Additional Fees by an amount (“Term Lender Amount”) equal to the same percentage of the Term Loan Commitment as such Additional Fees bear to the Revolving Commitments; provided that if such Additional Fees are being paid in consideration for amending or waiving Section 6.1(a), 6.1(b), 6.1(b-1), 6.1(c), 6.1(n) or Section 7.11, such Term Lender Amount shall be multiplied by one and three-quarters.